SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the 19th day of February 2009 by and between Zulu Energy Corp., a Colorado corporation (the “Company”), and Europe Group Invest S.A., a Panamanian corporation (the “Purchaser”).

Recitals

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, (the “Securities Act”) and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act.

B. The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 4,000,000 units in the aggregate with each “Unit” consisting of (i) one share (each a “Share”, and collectively, the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”) and (ii) one warrant (each a “Warrant”, and collectively, the “Warrants”) to acquire one share of Common Stock (the “Warrant Shares”).

The parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

ARTICLE 1

ISSUE AND SALE OF SHARES AND WARRANTS

1.1 Authorization and Issuance of the Shares and Warrants.  The Company has duly authorized the offering of the Units to the Purchaser.

1.2 Purchase Price.  Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, the Company shall sell to the Purchaser in exchange for $2,000,000 invested in the Company (the “Purchase Price”), and the Purchaser shall purchase from the Company in separate installments (as further described below) an aggregate of 4,000,000 Units at a purchase price of $0.50 per Unit with the Units consisting of, in the aggregate, (i) 4,000,000 Shares and (ii) Warrants to purchase 4,000,000 shares of Common Stock.  All dollar amounts set forth in this Agreement represent United States Dollars.

1.3 Installment Payments.  The Purchaser shall pay the Purchase Price in twenty-one installments (each an “Installment Payment” and, collectively, the “Installment Payments”) and the Company shall sell the Units in compliance with the Installment Payment Dates and Installment Payment Amounts reflected on the “Installment Payment” schedule attached hereto as Schedule 1.3; provided, however, that the Company and the Purchaser may modify the amount of any Installment Payment at the request of the Company as described in Section 1.3(a) below.

(a) Modification of Installment Payments.  The Company may request (a “Modification Request”) that the Purchaser increase the amount of any Installment Payment (other than the initial Installment Payment) reflected on Schedule 1.3 by delivering a Modification Request to the Purchaser for such increase no later than thirty calendar days prior to the applicable Installment Payment Date (reflected on Schedule 1.3) or as soon as practicable in regard to the March 2009 Installment Payment.  If a Modification Request requests an increase of any particular Installment Payment (above that reflected on Schedule 1.3) in excess of $30,000 per month, such Modification Request shall include a detailed use of proceeds to explain the reasons for the submission the Modification Request to the Purchaser.  Following the receipt of such Modification Request, the Purchaser shall respond to the Company within two business days of such receipt whether the Purchaser agrees to the terms of the Modification Request and to pay the modified Installment Payment Amount.  Unless the Company specifies otherwise, contemporaneous with the payment of an increased Installment Payment, the final Installment Payment(s) (as reflected on Schedule 1.3) will be automatically decreased in the corresponding amount to such increased payment.  If the Purchaser agrees to make a modified Installment Payment pursuant to a Modification Request, Schedule 1.3 shall be automatically amended to reflect the modifications to the applicable Installment Payment(s).

(b) Delivery of Installment Payments by Purchaser.  The Purchaser shall deliver to the Company by wire transfer of immediately available funds in United States Dollars to the bank account in the United States reflected below each Installment Payment (as modified, if applicable, according to Section 1.3(a) above) on the applicable date reflected on Schedule 1.3.  Following the initial Installment Payment, each subsequent Installment Payment shall be delivered to the Company on either the second or fourth Friday of each Installment Payment’s respective month as reflected on Schedule 1.3.

(i) The Installment Payments shall be delivered to the Company utilizing the following bank account information:

Bank (with address):	Colorado Business Bank
821 17th Street, Denver, CO 80202
ABA Number:	102 003 206
Account Number:	3251659
Credit To:	Zulu Energy Corp.

(c) Delivery of the Securities by the Company.  The Company shall deliver, following receipt of the applicable Installment Payment or Installment Payments as identified on Schedule 1.3, within ten business days of the last day of an applicable month (i) a certificate reflecting the number of Shares and (ii) a Warrant to purchase the applicable number of shares of Common Stock to the Purchaser comprising the Units reflected on Schedule 1.3 based on the amount of the Installment Payment or Installment Payments paid by the Purchaser in a given month.  By way of example and for the avoidance of doubt, following the receipt by the Company of the Installment Payments of $85,000 on March 13, 2009 and $85,000 on March 27, 2009, the Company shall issue by April 14, 2009 (i.e. within ten business days of March 31, 2009) 340,000 Units to the Purchaser consisting of 340,000 Shares and one Warrant to purchase 340,000 shares of Common Stock.

1.4 Warrants.  Each Warrant issued as part of a Unit shall have an exercise price of $0.50 per share of Common Stock, a two-year exercise period from the date of issuance and be immediately exercisable following the amendment of the Company’s Articles of Incorporation, as amended, increasing the Company’s authorized shares of Common Stock to an amount determined in good faith by the Company in the form attached hereto as Exhibit A.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to the Purchaser to enter into this Agreement and purchase the Units, the Company hereby represents and warrants to Purchaser as follows:

2.1 Legality.  The Company has the requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares, the Warrants and the Warrant Shares (collectively, the “Securities”).  This Agreement and the issuance, sale and delivery of the Securities hereunder and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Company.  This Agreement when duly executed and delivered by the Company will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws affecting creditors’ rights generally.

2.2 Proper Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly qualified as a foreign corporation in all jurisdictions where the failure to be so qualified would have a materially adverse effect on its business, taken as whole.

2.3 No Legal Proceedings.  There is no action, suit or proceeding before or by any court or any governmental agency or body, domestic or foreign, threatened, against or affecting the Company, or any of its properties or assets, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company, or which might materially and adversely affect the properties or assets thereof.

2.4 Company Indebtedness.  The indebtedness and financial obligations of the Company as of the date of this Agreement consist of (i) trade payables of approximately $800,000 and (ii) $1,500,000 owed to Swansi Holdings Corp. (“Swansi”) pursuant to the Stock Purchase Agreement, dated December 19, 2007, between the Company and Swansi.

2.5 No Advertisement or General Solicitation.  The sale of the Units has not been advertised through any article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; or through any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.6 SEC Reports.  The Company has filed reports during fiscal year 2008 with the SEC including without limitation the following: (i) an Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2007, (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008 respectively, (iii) Current Reports on Form 8-K filed, and (iv) a Preliminary Proxy Statement filed by the Company with the SEC on November 17, 2008 (collectively, the “SEC Reports”).  All of the SEC Reports are available for review by the Purchaser at the SEC’s website: www.sec.gov.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As a material inducement to the Company to enter into this Agreement and sell the Units, the Purchaser represents and warrants to the Company as follows:

3.1 Purchase Entirely for Its Own Account.  This Agreement is made with the Purchaser in reliance upon its representation to the Company that the Shares and the Warrants will be acquired for investment for each Purchaser’s own account, not as a nominee or agent, and not with any agreement for the resale or distribution of any part thereof.  Subject to the immediate preceding sentence, nothing contained herein shall be deemed a representation or warranty by each Purchaser to hold any of the Securities for any period of time.

3.2 Disclosure of Information.  The Purchaser has had the opportunity to ask questions of, and receive answers from officers and directors of the Company, and to obtain additional information regarding the Company and this offering.  Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or their representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the information provided by the Company and the Company’s representations and warranties contained in this Agreement.

3.3 Accredited Investor.  The Purchaser is an “accredited investor” as that term is defined under Rule 501 of Regulation D promulgated under the Securities Act by virtue of being (the Purchaser shall indicate with an “X” all applicable responses):

___	A small business investment company licensed by the U.S. Small Business Administration under theSmall Business Investment Company Act of 1958,

___	A business development company as defined in theInvestment Company Act of 1940,

___	A national or state-chartered commercial bank, whether acting in anindividual or fiduciary capacity,

___	An insurance company as defined in Section 2(13) of the Securities Act,

___	An investment company registered under theInvestment Company Act of 1940,

___
An employee benefit plan within the meaning of Title I ofthe Employee Retirement Income Security Act of 1974, where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, insurance company, or registered investment advisor, or an employee benefit plan which has total assets in excess of $5,000,000,

___	A private business development company as defined in Section 202(a)(22) of theInvestment Advisors Act of 1940,

___	An organization described in Section 501(c)(3) of theInternal Revenue Code, a corporation or a partnership with total assets in excess of $5,000,000,

___	A natural person (as opposed to a corporation, partnership, trust or other legal entity) whose net worth, or joint net worth together with his/her spouse, exceeds $1,000,000,

___
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D,

___
A natural person (as opposed to a corporation, partnership, trust or other legal entity) whose individual income was in excess of $200,000 in each of the two most recent years (or whose joint income with such person's spouse was at least $300,000 during such years) and who reasonably expects an income in excess of such amount in the current year, or

☒	A corporation, partnership, trust or other legal entity (as opposed to a natural person) and all of such entity's equity owners fall into one or more of the categories enumerated above;

3.4 Experience.  The Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto, and to protect its own interests in connection with the purchase of the Securities.

3.5 Exemption.  The Purchaser understands that the offer and sale of the Securities are not being registered under the Securities Act based on the exemption from registration provided by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act and that the Company is relying on such exemption.

3.6 Importance of Representations.  The Purchaser understands that the Securities are being offered and sold to it in reliance on an exemption from the registration requirements of the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such safe harbor and the suitability of the Purchaser to acquire the Securities.

3.7 No Registration.  None of the Securities have been registered under the Securities Act and may not be transferred, sold, assigned, hypothecated or otherwise disposed of unless such transaction is the subject of a registration statement filed with and declared effective by the SEC or unless an exemption from the registration requirements under the Securities Act, such as Rule 144, is available.  The Purchaser represents and warrants and hereby agrees that all offers and sales of the Securities shall be made only pursuant to such registration or to such exemption from registration.

3.8 Legends.  Unless the Shares, the Warrants or the Warrant Shares (as the case may be) have been registered under the Securities Act, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such Shares, Warrants and Warrant Shares, and all certificates or instruments representing such Shares, Warrants and Warrant Shares shall bear on the face thereof substantially the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO THE SECTION 4(2) EXEMPTION TO THE REGISTRATION PROVISIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

3.9 Risk.  The Purchaser acknowledges that the purchase of the Units involves a high degree of risk, is aware of the risks and further acknowledges that it can bear the economic risk of the Units, including the total loss of its investment.

3.10 Current Information.  The Purchaser has been furnished with or has acquired copies of all requested information concerning the Company.

3.11 Independent Investigation.  The Purchaser in making the decision to purchase the Units has relied upon independent investigations made by it and its purchaser representatives, if any, and the Purchaser and such representatives, if any, have prior to any sale to it, been given access and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the terms and conditions of this offering.  The Purchaser represents that it has reviewed and is familiar with the disclosure contained in the Company’s SEC Reports.  The Purchaser is familiar with the SEC Reports and has had the opportunity to discuss the SEC Reports with the Company’s officers and directors.  The Purchaser and its advisors, if any, have been furnished with access to all materials relating to the business, finances and operation of the Company and materials relating to the offer and sale of the Units which have been requested.  The Purchaser and their advisors, if any, have received complete and satisfactory answers to any such inquiries.

3.12 Company’s Financial Condition.  The Purchaser understands that:  (a) the Company’s financial condition has deteriorated since the filing of the Quarterly Report on Form 10-Q with the SEC on November 19, 2008; (b) the Company has minimal cash on-hand; (c) the Company’s liabilities substantially exceed the Company’s cash assets; (d) the Company urgently needs funds to continue in existence; (e) the Company will need substantive additional financing to pursue its business plan; and (f) there is no assurance that the Purchaser will receive any return on its investment.

3.13 Counsel.  The Purchaser has had adequate opportunity and reasonable time to review this Agreement and has had the opportunity to be represented and advised by independent legal counsel and other advisors of its own choosing.

ARTICLE 4

COVENANTS

4.1 Covenants.  The Company covenants that, from the date of this Agreement through the date of the final Installment Payment, the Company shall:

(a) Use of Proceeds.  Use the funds received from the Purchaser pursuant to this Agreement for operating capital and general administrative and corporate matters, including repayment of trade indebtedness.  It is anticipated that the funds will not be sufficient to be used for exploration or development of the Company’s properties in the Republic of Botswana.

(b) Executive Officer Salaries.  Effective February 1, 2009, the payment of 50% (or $10,000) of the monthly salaries and automobile allowances payable to Mohamed Gova, the Company’s CEO, CFO and Vice Chairman of the Board of Directors, and that of Keith Reeves, the Company’s Vice President, Exploration, shall be deferred, subject to Section 4.1(d) below, until following the date of the final Installment Payment.  The amount of the deferred salary and automobile allowance for Messrs. Gova and Reeves and those respective amounts not paid to either Mr. Gova or Mr. Reeves for the months of December 2008 and January 2009, as the case may be, shall be accrued by the Company and shall be paid by the Company to the respective officer, as applicable, on a future date to be determined by the Company following the date of the final Installment Payment.

(c) Chairman Expense and Compensation Policy.  Establish a maximum budget of $10,000 per month and not pay in excess of this amount following the date of this Agreement through the date of the final Installment Payment for the following identified expenses, allowance and advances incurred by or to be paid to Brian Hughes under the Chairman’s Expense and Compensation Policy: (i) the expenses incurred by Brian Hughes, the Chairman of the Company’s Board of Directors, on the Company’s behalf (including travel, entertainment or any other expenses) following the date of this Agreement, (ii) the automobile allowance, and (iii) any advances for the payment of the expenses.  Expenses incurred prior to the date of this Agreement shall be accrued by the Company and Mr. Hughes may be reimbursed by the Company for such expenses on a future date to be determined by the Company.  Notwithstanding the foregoing, the Company may pay in the aggregate $150,000 previously owed to Mr. Hughes with such payments consisting of $70,000 from the proceeds of the February 28, 2009 Installment Payment and $10,000 per month thereafter until such amount previously owed to Mr. Hughes is paid in full.

(d) Subsequent Financing.  Be no longer required to comply with Sections 4.1(b) and (c) above in the event the Company consummates either an equity or debt financing with proceeds to the Company of at least $2 million or enters into a joint venture or similar agreement with a joint venture partner that has sufficient resources to develop some or all of the Company’s properties in the Republic of Botswana prior to the final Installment Payment Date (as reflected on Schedule 1.3).

(e) Current Reports and Rule 144.  Use commercially reasonable efforts to comply with Rule 144(c)(1) pertaining to the filing of all required reports pursuant to Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, such that the Purchaser is not prevented from relying upon the six month holding period as contemplated by Rule 144(d)(1) as a result of delinquent filings.

(f) Stockholder Meeting.  Use commercially reasonable efforts to (i) resolve the comments provided to the Company by the SEC in regard to the Preliminary Proxy Statement filed by the Company with the SEC on November 17, 2008 and any subsequent comments provided to the Company by the SEC, (ii) hold the applicable special meeting of the stockholders as soon as practicable thereafter, and (iii) increase the Company’s authorized shares of Common Stock following approval of the amendment to the Company’s Articles of Incorporation, as amended, by the Company’s stockholders such that sufficient shares of Common Stock are available for issuance to the Purchaser to comply with the terms of this Agreement.

ARTICLE 5

MATERIAL NON-PUBLIC AND CONFIDENTIAL INFORMATION

5.1 Material Non-Public Information.  The Purchaser understands and acknowledges that its employees, representatives or agents, as the case may be, may receive material non-public information relating to the Company and its operations.  The Purchaser further understands and acknowledges that the U.S. federal securities laws and other laws prohibit any person who has material non-public information regarding a company from purchasing or selling securities of that company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and the Purchaser agrees to comply with these restrictions.

5.2 Confidential Information.

(a) The Purchaser acknowledges that its employees, representatives or agents, as the case may be, may be provided with confidential information relating to the Company and its operations.  The Purchaser agrees to use such confidential information only for its internal purposes, and undertakes not to disclose, or permit to be disclosed any part of such confidential information to any other person without the written consent of the Company.

(b) The confidentiality provisions in Section 5.1(a) above do not apply to such applicable confidential information to the extent the Purchaser can demonstrate by clear and convincing evidence that:

(i) At the time of disclosure by the Company to the Purchaser, the applicable confidential information was in the public domain through no breach of this Agreement;

(ii) After the time of disclosure to the Purchaser by the Company the applicable confidential information was generally available to third parties by publication or otherwise;

(iii) By written records, the applicable Purchaser(s) was lawfully in possession of the applicable confidential information prior to such disclosure; or

(iv) The applicable confidential information was required by a lawful authority to be disclosed to such authority.

ARTICLE 6

MISCELLANEOUS

6.1 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Purchaser may assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder.

6.2 Modifications and Amendments.  The provisions of this Agreement may be modified, waived or amended, but only by a written instrument signed by the Company and each Purchaser.

6.3 No Implied Waivers; Cumulative Remedies; Writing Required.  No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.  The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that the Purchaser or any holder of any of the Securities would otherwise have.  Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing, and shall be effective only to the extent in such writing specifically set forth.

6.4 Notices.  All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, to the addresses set forth below their names on the Signature Page, or in accordance with any subsequent written direction from the recipient party to the sending party.  All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) business days after the date sent; or in the case of telecopy, when received.

6.5 Survival.  All representations, warranties, covenants and agreements of the Company and the Purchaser contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the purchase and delivery of the Units.

6.6 Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to conflict of laws principles.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Colorado, County of Denver, and the United States District Court for the District of Colorado for the purpose of any suit, action, proceeding or judgment relating or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

6.7 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Company will be entitled to specific performance under the Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.8 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

6.9 Headings.  Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

6.10 Counterparts.  This Agreement may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument provided that a facsimile signature (including signatures delivered via email) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

6.11 Integration.  This Agreement sets forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters.  No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

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SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:			PURCHASER:

Zulu Energy Corp., a Colorado corporation			Europe Group Invest S.A., a Panamanian corporation

By:	/s/ Brian Hughes	By:	/s/ Alejandro Bellapart
Name: Brian Hughes			(Signature of Authorized Person)
Title: Chairman of the Board of Directors
Alejandro Bellapart, Director
(Printed Name and Title)

Purchase Price: $2,000,000

Address for Notices to the Company:			Address for Notices to Purchaser:

Zulu Energy Corp.			General Guisan Quai 36
999 18th Street, 30th Floor			CH 8002 Zurich
Denver, Colorado 80202			Switzerland
Telephone: (720) 961-3255
Facsimile:			Telephone:+41442061600
Attention: Mohamed H. Gova, Chief Executive Officer			Facsimile: +41442802648

Exhibit A

Form of Warrant

Schedule 1.3

Installment Payments

	Installment Payment Date*	Installment Payment Amount	Purchased Units
1.	February 28, 2009	$300,000	600,000
2.	March 13, 2009	$85,000	170,000
3.	March 27, 2009	$85,000	170,000
4.	April 10, 2009	$85,000	170,000
5.	April 24, 2009	$85,000	170,000
6.	May 8, 2009	$85,000	170,000
7.	May 22, 2009	$85,000	170,000
8.	June 12, 2009	$85,000	170,000
9.	June 26, 2009	$85,000	170,000
10.	July 10, 2009	$85,000	170,000
11.	July 24, 2009	$85,000	170,000
12.	August 7, 2009	$85,000	170,000
13.	August 21, 2009	$85,000	170,000
14.	September 11, 2009	$85,000	170,000
15.	September 25, 2009	$85,000	170,000
16.	October 9, 2009	$85,000	170,000
17.	October 23, 2009	$85,000	170,000
18.	November 13, 2009	$85,000	170,000
19.	November 27, 2009	$85,000	170,000
20.	December 11, 2009	$85,000	170,000
21.	December 28, 2009	$85,000	170,000
		$2,000,000	4,000,000**

*
Following the initial Installment Payment, each subsequent Installment Payment shall be paid to the Company on either the second Friday or fourth Friday of each respective month on the dated indicated above.

**
Comprised in the aggregate of (i) 4,000,000 shares of Common Stock and (ii) Warrants to purchase 4,000,000 shares of Common Stock.  The shares of Common Stock and Warrants will be issued within ten days of the last day of the applicable month during which Installment Payments were made to the Company.